UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023

Astra Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52205	20-3113571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9565 Waples Street, Suite 200

San Diego CA  92121

(Address of principal executive offices, including zip code)

(800) 705-2919

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))’

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	ASRE	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement

On February 13, 2023, Astra Energy Inc. (the “Company”) entered into a Securities Purchase Agreement with 1800 Diagonal Lending LLC, (“1800 Diagonal”) for the purchase by 1800 Diagonal from the Company of a Convertible Promissory Note (“Promissory Note”) in the aggregate principal amount of $69,250.  As of August 1, 2023, 1800 Diagonal has not converted the Promissory Note and no shares of common stock have been issued by the Company in connection with the Promissory Note.

Effective August 7, 2023, prepayment has been made in full on the Promissory Note by Trimark Capital Partners Inc. ("Trimark"), a wholly owned corporation of the Company's CEO, Ron Loudoun.  The payment by Trimark to 1800 Diagonal is considered a loan to the Company (the "Loan") by Trimark Capital Partners Inc. The Loan is structured as a non-convertible, non-interest baring shareholder loan. The Company's balance sheet is now free from any convertible or dilutive debt.

Item 8.01	Other Events

The information contain in Item 1.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTRA ENERGY, INC.

Dated: August 7, 2023	By:	/s/ Ronald W. Loudoun
Ronald W. Loudoun
CEO

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